Exhibit (q)

POWER OF ATTORNEY

The undersigned Trustees and officers of FS Series Trust (the “Trust”) and any series thereof (each, a “Fund”) hereby constitute and appoint Michael C. Forman and David J. Adelman with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and on our behalf in the capacities indicated below, any one or more Registration Statements on Form N-1A in connection with the registration of the Trust under the Investment Company Act of 1940, as amended (the “1940 Act”) and in connection with the registration of any offering of a Fund’s shares of beneficial interest under the Securities Act of 1933, as amended (the “1933 Act”), and all amendments thereto, including pre-effective and post-effective amendments to any such Registration Statement, any and all supplements or other instruments in connection therewith, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and the securities regulators of the appropriate states and territories and generally to do all such things in his or her name and on his or her behalf in connection therewith as said attorney deems necessary or appropriate to comply with the 1933 Act, the 1940 Act, and all related requirements of the Securities and Exchange Commission and of the appropriate state and territorial regulators, granting unto said attorney full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, and thereby ratify and confirm that all such attorneys-in-fact, or any of them, or their substitutes shall lawfully do or cause to be done by virtue hereof.

SIGNATURE	TITLE	DATE

/s/ Michael C. Forman Michael C. Forman	President (Principal Executive Officer)	August 24, 2017

/s/ William Goebel William Goebel	Chief Financial Officer (Principal Financial and Accounting Officer)	August 26, 2017

/s/ Michael C. Forman Michael C. Forman	Trustee	August 24, 2017

/s/ David J. Adelman David J. Adelman	Trustee	August 24, 2017

/s/ James W. Brown James W. Brown	Trustee	August 26, 2017

/s/ Philip E. Hughes Philip E. Hughes	Trustee	August 24, 2017

/s/ Scott J. Tarte Scott J. Tarte	Trustee	August 24, 2017